As filed with the Securities and Exchange Commission on February 24, 2026

Registration No. 333-285245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MGP Ingredients, Inc.

(Exact name of Registrant as specified in its charter)

Kansas	45-4082531
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

100 Commercial Street, Box 130

Atchison, Kansas 66002

(913) 367-1480

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Julie Francis

President and Chief Executive Officer

100 Commercial Street, Box 130

Atchison, Kansas 66002

(913) 367-1480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dawn Holicky Pruitt

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non- accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-285245) (“Post-Effective Amendment No. 1”) of MGP Ingredients, Inc. (the “Company”), is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer.

This Post-Effective Amendment No. 1 contains a resale prospectus, which covers the resale from time to time by the selling stockholders named in such resale prospectus of up to 4,585,970 shares of the Company’s common stock.

The resale prospectus immediately follows this explanatory note. To the extent required, when the selling securityholders sell securities under the resale prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

PROSPECTUS

MGP Ingredients, Inc.

4,585,970 Shares of Common Stock

The selling stockholders of MGP Ingredients, Inc. identified in this prospectus, together with any additional stockholders listed in any applicable prospectus supplement, may offer and resell up to 4,585,970 shares (the “Shares”) of our common stock, no par value per share (“Common Stock”). The selling stockholders acquired the Shares from us in connection with our merger (the “Merger”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) with London HoldCo, Inc. (“HoldCo”), Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, and KY Limestone Holdings LLC (together with their subsidiaries, “Luxco” or the “Luxco Companies”), the shareholders of HoldCo (the “Sellers”), and Donn S. Lux, as Sellers’ Representative, dated as of January 22, 2021, and the related agreements. The Merger was completed on April 1, 2021.

We are not selling any shares of our Common Stock pursuant to this prospectus and we will not receive any of the proceeds from the sale of Shares by the selling stockholders. The selling stockholders may sell the Shares described in this prospectus on the Nasdaq Global Select Market, in the over-the-counter market or otherwise, in connection with the writing of exchange-traded call options, in negotiated transactions or otherwise, and these sales may be at prevailing market prices, at prices related to the prevailing market prices, or at negotiated prices or at fixed prices, which may be changed. The selling shareholders may sell the Shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling shareholders, and this compensation might be in excess of the compensation customary in the type of transaction involved. We provide more information about how the selling stockholders may sell their Shares under “Plan Of Distribution,” and any applicable prospectus supplement will provide the specific terms of the distribution plan.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you make an investment decision.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “MGPI.” On February 19, 2026, the last reported sales price for our Common Stock on the Nasdaq Global Select Market was $25.55 per share.

Investing in the Shares involves a high degree of risk. Before investing, you should carefully consider the matters described under “Risk Factors” beginning on page 3 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement for a discussion of the factors you should carefully consider before investing in the Shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell the Shares from time to time. Each time any selling stockholder not named herein sells Shares under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

The selling stockholders may offer and sell Shares on the Nasdaq Global Select Market, directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of the Shares.

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the sections “Where You Can Find More Information” and “Incorporation By Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with any other information. No offer of Shares is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to the terms the “Company,” “MGP,” “we,” “our” and “us” or other similar terms mean MGP Ingredients, Inc. and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in the Shares. You should read the following summary together with the more detailed information regarding the Company, the Shares being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase Shares from the selling stockholders.

The Company

MGP is a leading producer of branded and distilled spirits, as well as food ingredient solutions. We have an extensive award-winning global portfolio of branded spirits, which we produce through our distilleries and bottling facilities and sell to distributors. Our branded spirits products account for a range of price points from value products through premium plus brands. Distilled spirits include premium bourbon, rye, and other whiskeys and grain neutral spirits, including vodka and gin. Our distilled spirits are either sold directly or indirectly to manufacturers of other branded spirits. Our protein and starch food ingredients serve a host of functional, nutritional, and sensory benefits for a wide range of food products to serve the consumer packaged goods industry. Our ingredient products are sold directly, or through distributors, to manufacturers and processors of finished packaged goods or to bakeries.

MGP Ingredients, Inc. was incorporated in 2011 in Kansas, continuing a business originally founded by Cloud L. Cray, Sr. in Atchison, Kansas in 1941. Our offices are located at 100 Commercial Street, Box 130, Atchison, Kansas 66002, and our telephone number is (913) 367-1480. Our website address is www.mgpingredients.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Shares Registered Hereunder

On January 22, 2021, we entered into the Merger Agreement, pursuant to which the Company agreed to merge HoldCo with and into the Company with the Company surviving the Merger. The Merger was completed on April 1, 2021.

The aggregate consideration paid by the Company in connection with the Merger included 5,007,828 shares of Common Stock of the Company, after adjusting for fractional shares. In connection with a post-closing purchase price adjustment, an additional 1,373 shares of Common Stock of the Company were issued to the Sellers. The Shares registered hereunder constitute a portion of the shares of Common Stock originally issued by the Company in connection with the Merger.

The Shares registered hereunder were issued pursuant to an exemption from the registration requirements set forth in the Securities Act, as permitted by Regulation D promulgated thereby, and constitute “restricted securities” under Rule 144 of the Securities Act. Pursuant to the Registration Rights Agreement, as defined herein, entered into in connection with the Merger, we agreed to file certain registration statements, of which this prospectus forms a part, covering the resale of the Shares registered hereunder.

The Offering

Shares offered by the selling stockholders:	Up to 4,585,970 shares
Nasdaq Global Select Market symbol:	MGPI
Use of proceeds:	All of the Shares being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these Shares.
Risk Factors:	You should read the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding whether to invest in the Shares.

RISK FACTORS

Investing in the Shares involves a high degree of risk. The trading price of our Common Stock could decline and you might lose all or part of your investment in the Shares. Please carefully consider the risk factors described in MGP’s periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. If any of such risks actually occur, our business, financial condition, results of operations or cash flows would likely suffer materially. In that case, the trading price of our Common Stock could fall, and you may lose all or part of the money you paid to buy the Shares.

WHERE YOU CAN FIND MORE INFORMATION

MGP files annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC maintains a website at https://www.sec.gov that contains reports, proxy and information statements, and other information regarding MGP. MGP’s SEC filings can also be found on its website (https://www.mgpingredients.com). The information on MGP’s website is not incorporated by reference in, and is not a part of, this prospectus, any accompanying prospectus supplement, or MGP’s SEC filings.

Statements contained in this prospectus concerning the contents of any document to which we refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) any future filings, including all filings made on or after the date of the filing of this registration statement, that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or any portions of any documents deemed to have been furnished and not “filed” under the Exchange Act in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 26, 2025;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2025, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•	our Current Reports on Form 8-K, as filed with the SEC on February 13, 2025, March 10, 2025, March 13, 2025, April 16, 2025, April 29, 2025, May 27, 2025, July 21, 2025, December 16, 2025, and February 17, 2026; and

•	the description of our Common Stock contained in Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any subsequently filed amendments and reports updating the description of our Common Stock.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:

MGP Ingredients, Inc.
100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information included or incorporated by reference into this prospectus and any prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, the management of MGP may make forward-looking statements to analysts, investors, representatives of the media, and others. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, our performance, our financial results, and our financial condition and are not guarantees of future performance.

These forward-looking statements reflect MGP’s management’s beliefs, objectives, and expectations as of the date of this prospectus, or in the case of any information included or incorporated by reference, as of the date of those documents, and accordingly are necessarily estimates. Achievement of the expressed beliefs, objectives, and expectations is subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause MGP’s results to differ materially from those described in the forward-looking statements can be found in MGP’s filings with the SEC, which are incorporated by reference herein in their entirety.

You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any information included or incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to MGP or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, MGP undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the Shares registered hereunder, or interests therein.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”), which have been publicly filed with the SEC, as well as the provisions of the Kansas General Corporation Code. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized Capital Shares

Our authorized capital stock consists of 40,000,000 shares of Common Stock and 1,000 shares of preferred stock, par value $10 per share (the “Preferred Stock”). As of December 31, 2025, there were 437 shares of Preferred Stock outstanding. The outstanding shares of our Common Stock are fully paid and nonassessable. Any unissued shares of stock of any class may be issued from time to time by the Company in such manner, amounts and proportions and for such consideration as determined from time to time by our board of directors (the “Board”) and as may be permitted by law; provided, however, that no shares of Preferred Stock may be issued without the vote or written consent of all of the holders of Preferred Stock then issued and outstanding.

Voting Rights

Our Board consists of nine directors divided into two groups consisting of four directors (“Group A Directors”) and a second group consisting of five directors (“Group B Directors”). The holders of Common Stock, voting separately, have the right to elect Group A directors and the holders of Preferred Stock, voting separately, have the right to elect Group B directors; provided, that if no Preferred Stock is outstanding, the holders of Common Stock have the right to elect both Group A and Group B directors. The Articles of Incorporation do not require or permit cumulative voting in the election of directors.

Only the holders of Preferred Stock are entitled to vote upon any proposal which requires stockholder approval and which will authorize or direct the Company to merge, consolidate, voluntarily dissolve, sell, lease or exchange all or substantially all of its property and assets, or amend our Articles of Incorporation, provided, that the holders of Common Stock are entitled to vote, as a class, upon any such proposal if the result thereof would be to increase or decrease the aggregate number of authorized shares of Common Stock or Preferred Stock, increase or decrease the par value of the shares of Common Stock or Preferred Stock, or alter or change the powers, preferences or special rights of the Common Stock or Preferred Stock so as to effect the holders of Common Stock adversely. On all other matters, other than the election of directors, the holders of Common Stock and Preferred Stock each vote separately, as a class, and no such matter to be acted upon may be approved unless it receives the affirmative vote, consent or approval of the holders of a majority, or such greater percentage as may be required by law, of the shares of Common Stock and the shares of Preferred Stock. If no shares of Preferred Stock are issued and outstanding, all voting rights of the stockholders of the Company may be exercised solely by the holders of shares of Common Stock.

Each holder of Preferred and Common Stock shall be entitled to one (1) vote for each share of stock held by such holder.

Dividend Rights

Holders of shares of Preferred Stock are entitled to receive, when and as declared, out of the net profits of the Company, dividends at the rate of five percent (5%) per annum on the par value of the Preferred Stock, payable as the Board may determine, provided that no such dividend may be declared and paid on the Preferred Stock unless the Company has, within the twelve (12) calendar months immediately preceding the date of payment, paid dividends to the holders of Common Stock in the amount of at least ten cents ($0.10) per share. Dividends on the Preferred Stock are not cumulative, and the Preferred Stock is not entitled to participate in or to receive any profits or earnings, or any other distributions in the nature of a dividend, other than or in addition to such noncumulative five percent (5%) annual dividends.

Liquidation Rights

In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Company, the holders of Common Stock are entitled to receive liquidation payments of one dollar ($1.00) per share; the holders of Preferred Stock are then entitled to be paid in full the par value of their shares before any additional amount shall be paid to the holders of Common Stock; and after the payment to the holders of Preferred Stock of its par value, the remaining assets and funds of the Company are be divided and paid to the holders of Common Stock according to their respective shares.

Other Rights

Common Stock and Preferred Stock do not have any conversion rights and are not subject to any redemption provisions. No holder of shares of any class of the Company’s capital stock has or will have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold. No shares of any class of the Company’s capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of the Company.

Transfer Agent and Registrar for Common Stock

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is (800) 468-9716.

Exchange Listing

Our Common Stock is traded on the Nasdaq Global Select Market under the ticker symbol “MGPI.”

SELLING STOCKHOLDERS

We are registering for resale 4,585,970 Shares. These Shares may be sold by the selling stockholders set forth herein, together with any additional stockholders listed in any applicable prospectus supplement. Such Shares were sold and issued by us to the former stockholders of HoldCo pursuant to the terms of the Merger Agreement and the related agreements. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in prospectus supplements, if and when required.

The following table sets forth the name of each selling stockholder, the number of Shares owned by each selling stockholder as of February 24, 2026, the number of Shares that may be offered under this prospectus and the number of Shares that will be owned after this offering by each selling stockholder assuming all of the Shares registered for resale hereby are sold. The selling stockholders may sell some, all or none of their Shares. Because the selling stockholders may offer all or some of their Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of their Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of the offering. Except as otherwise disclosed herein, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

Beneficial ownership reflected in the table below is as of February 24, 2026 which is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Shares. Generally, a person “beneficially owns” common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Offered(3)	Shares to be Beneficially Owned After Offering(1)(4)
Name of Selling Stockholder	Number	Percentage(2)	Offered	Number	Percentage
Luxco 2017 Irrevocable Trust dated 6/19/2017(5)	1,513,771	7.09%	1,513,771	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux dated 9/16/2005(6)	771,688	3.61%	771,688	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST(7)	152,805	*	152,805	—	—
Andrew Broddon Lux Luxco Irrevocable Trust dated 7/30/2012(8)	183,685	*	183,685	—	—
Philip Donn Lux Luxco Irrevocable Trust dated 7/30/2012(9)	183,685	*	183,685	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan dated 9/16/2005(10)	530,958	2.49%	530,958	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux dated 9/16/2005(11)	623,458	2.92%	623,458	—	—
CNL 2013 Irrevocable Trust dated 4/2/2013(12)	14,731	*	14,731	—	—
Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux dated 9/16/2005(13)	583,458	2.73%	583,458	—	—
Lux Children Irrevocable Trust dated 5/24/2012(14)	27,731	*	27,731	—	—

* Represents less than 1% of the total aggregate amount of Common Stock outstanding as of February 20, 2026.

(1) Excludes shares of Common Stock that are beneficially owned by Karen Seaberg and Lori Mingus that the selling stockholders may be deemed to beneficially own pursuant to the Shareholders’ Agreement described below. The selling stockholders disclaim beneficial ownership of such shares of Common Stock beneficially owned by Ms. Seaberg and Ms. Mingus.

(2) Based on 21,363,225 shares of Common Stock outstanding as of February 20, 2026.

(3) The number of Shares in this column represents all of the Shares that a selling stockholder may offer and sell from time to time under this prospectus.

(4) Assumes that the selling stockholders dispose of all of the Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of Common Stock. The registration of the Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Shares covered by this prospectus.

(5) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Donn S. Lux is the sole investment trustee of the Luxco 2017 Irrevocable Trust dated 6/19/2017 and as such has dispositive control with respect to the Shares being offered by such stockholder.

(6) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Donn S. Lux is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux dated 9/16/2005 and as such has dispositive control with respect to the Shares being offered by such stockholder.

(7) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Donn S. Lux is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST and as such has dispositive control with respect to the Shares being offered by such stockholder.

(8) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Michele B. Lux, Christopher E. Erblich and Andrew Broddon Lux are co-trustees of the Andrew Broddon Lux Luxco Irrevocable Trust dated 7/30/2012 and as such have shared dispositive control with respect to the Shares being offered by such stockholder.

(9) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Michele B. Lux, Christopher E. Erblich and Philip Donn Lux are co-trustees of the Philip Donn Lux Luxco Irrevocable Trust dated 7/30/2012 and as such have shared dispositive control with respect to the Shares being offered by such stockholder.

(10) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Caroline Lux Kaplan is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan dated 9/16/2005 and as such has dispositive control with respect to the Shares being offered by such stockholder.

(11) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Catherine N. Lux and TFO Trust Company, LLC are co-trustees of the Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux dated 9/16/2005 and as such have shared dispositive control with respect to the Shares being offered by such stockholder.

(12) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Catherine N. Lux and TFO Trust Company, LLC are co-trustees of the CNL 2013 Irrevocable Trust dated 4/2/2013 and as such have shared dispositive control with respect to the Shares being offered by such stockholder.

(13) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Paul S. Lux is the sole trustee of the Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux dated 9/16/2005 and as such has dispositive control with respect to the Shares being offered by such stockholder.

(14) Based on a Schedule 13D/A filed with the SEC on December 12, 2025. Leslie P. Lux is the sole trustee of the Lux Children Irrevocable Trust dated 4/24/2012 and as such has dispositive control with respect to the Shares being offered by such stockholder.

Relationships with the Selling Stockholders

Registration Rights Agreement

In connection with the Merger Agreement, the Company entered into a registration rights agreement dated April 1, 2021 with the selling stockholders, as supplemented by a limited waiver of certain timing requirements (the “Registration Rights Agreement”). The Company agreed to use commercially reasonable efforts to (1) file a resale shelf registration statement covering the Shares issued in the Merger to the selling stockholders and cause such registration statement to be declared effective by the SEC as promptly as practicable after the filing, (2) keep such registration statement effective for three years, (3) file another resale shelf registration statement and cause such registration statement to be declared effective by the SEC as promptly as practicable after the filing and (4) keep such registration statement effective for another three years. In addition, the selling stockholders have the right to require the Company to assist with effecting up to three underwritten offerings, subject to certain terms and conditions. Pursuant to the Registration Rights Agreement, we agreed to pay the Registration Expenses (as defined in the Registration Rights Agreement) associated with this registration statement. In general, Registration Expenses are defined as (a) all reasonable and documented fees and expenses arising from or incident to the performance of or compliance with the Registration Rights Agreement, including (i) all registration, qualification, listing and filing fees; (ii) printing, messenger and delivery expenses; (iii) escrow fees; (iv) fees and disbursements of our counsel and independent certified public accountants; (v) blue sky fees and expenses; (vi) all of our expenses incurred in connection with any road show or marketing efforts; and (vii) the expense of any special audits, reports or “comfort letters” incident to or required by any such registration; and (b) the fees and expenses of counsel to the selling stockholders. The Registration Rights Agreement also requires the Company to indemnify the selling stockholders against certain liabilities that may arise under the Securities Act. In addition, in connection with any underwritten offering of Common Stock (or securities convertible into Common Stock), the selling stockholders have agreed not to sell during the seven days prior to, and the 90-day period (or such shorter period as shall be agreed to with the managing underwriters) beginning on, the date of pricing of any such offering in accordance with the terms of the Registration Rights Agreement.

Shareholders’ Agreement

In connection with the closing of the Merger, the Company, the selling stockholders, Karen Seaberg and Lori Mingus entered into a Shareholders’ Agreement, dated as of April 1, 2021 (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, the selling stockholders have the right to nominate (i) two directors to the Company’s board of directors for so long as they continue to own at least 15% of the Company’s outstanding shares of Common Stock and (ii) one director to the Company’s board of directors for so long as they continue to own at least 10% but less than 15% of the Company’s outstanding shares of Common Stock. Ms. Seaberg and Ms. Mingus have agreed to vote all of the shares of Common Stock that they beneficially own in favor of the election of the selling stockholders’ director nominee(s). As previously disclosed in the proxy statement for the Company’s 2024 Annual Meeting of Stockholders filed with the SEC on April 9, 2024, current Company directors Donn S. Lux and Todd B. Siwak were nominated for election as directors of the Company pursuant to the Shareholders’ Agreement.

Lease/Purchase

The Luxco St. Louis Missouri bottling and warehouse facilities (the “Facilities”) were owned by Kemper-Themis, L.L.C. (“Kemper”), an affiliate of certain of the selling stockholders, and prior to the Merger were leased by Luxco, Inc. pursuant to a lease that was scheduled to expire in 2021. In connection with the closing of the Merger, Luxco, Inc. entered into a new five-year, triple net lease for the Facilities that replaced the prior lease (such new lease referred to as the “Lease”). The annual rent due under the Lease for the first year of the lease term was $660,000 and was set to increase 3.5% per year thereafter. On October 31, 2023, the Company entered into a purchase and sales agreement for the Facilities with Kemper for $9,000,000, and the transaction closed in February 2024.

Employment Relationships

Certain immediate family members of the selling stockholders are employed by subsidiaries of the Company.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes certain permitted transferees selling Shares or interests in Shares received after the date of this prospectus from the selling stockholders as a gift, distribution or other transfer, may, from time to time, sell, transfer distribute or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of Shares or interests therein:

•	transactions on the Nasdaq Global Select Market or any other national securities exchange or U.S. inter- dealer quotation system of a registered national securities association on which the Shares may be listed or quoted at the time of sale;

•	over-the-counter market transactions;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	directly to one or more purchasers;

•	through agents;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The aggregate proceeds to the selling stockholders from the sale of Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.

The selling stockholders also may resell all or a portion of the Shares in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

If the selling stockholders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling stockholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholders, the number of Shares set forth in such prospectus supplement. Any such underwriter(s) may offer the Shares from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer the Shares to the public at a fixed public offering price set forth on the cover page of any applicable prospectus supplement.

Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling shareholders (and, if they act as agent for the purchaser of Shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To facilitate the offering of the Shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of shares of our Common Stock, including the Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of our Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of shares of our Common Stock by bidding for or purchasing shares of our Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of shares of our Common Stock, including the Shares, at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay substantially all of the expenses incident to this offering of the Shares by the selling shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

If required, the names of additional selling shareholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement pursuant to Rule 424(b) under the Securities Act, in a report under the Exchange Act incorporated by reference into this prospectus, or in a post-effective amendment to the registration statement of which this prospectus forms a part.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part, or a successor registration statement, effective until the earlier of (1) such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act, (2) the date on which all of the Shares may be sold without restriction or condition pursuant to Rule 144 of the Securities Act or (3) April 1, 2027.

A selling stockholder that is an entity may elect to make an in-kind distribution of Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Shares pursuant to the distribution through a registration statement.

There can be no assurance that the selling stockholders will sell any or all of the Shares offered by this prospectus.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of the Shares offered by this prospectus has been passed upon for us by Stinson LLP, Kansas City, Missouri.

EXPERTS

The consolidated financial statements of MGP as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and stock transfer taxes incurred by the selling stockholders in disposing of the Shares). All of these expenses are estimated other than the registration fee.

Securities Act Registration Fee	$		*
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Total	$		*

* As reflected in Exhibit 107 to this Registration Statement.

+ Estimated expenses not presently known and will be reflect in any applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers

Section 17-6305 of the Kansas General Corporation Code provides that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similarly, a Kansas corporation may also indemnify any person described in the previous sentence who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that any person found liable to the corporation may be indemnified only if a court has determined such person is fairly and reasonably entitled to indemnity for such expenses. Section 17-6305 of the Kansas General Corporation Code provides that a present or former director or officer (as defined in the statute) shall be, and any other person may be, indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees, actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any foregoing action, suit or proceeding or in defense of any claim, issue or matter therein.

The Registrant’s Bylaws provide that it will indemnify each of its officers and directors to the fullest extent permitted by Kansas law, as amended from time to time (but, in the case of any amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the law permitted us to provide prior to such amendment) and that any modification or repeal of the Bylaws will not adversely affect this indemnification right of the Registrant’s officers and directors with respect to any act or omission occurring prior to such modification or repeal. The Bylaws further provide that any expenses (including attorneys’ fees) incurred by the Registrant’s officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by the Registrant in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that they were not entitled to be indemnified.

As permitted by Section 17-6002(b)(8) of the Kansas General Corporation Code, the Registrant’s Articles of Incorporation eliminate a director’s liability to the Registrant and the Registrant’s stockholders for monetary damages for breach of a fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) certain transactions under Section 17-6424 of the Kansas General Corporation Code (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (d) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in the Registrant’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. In this regard, the Registrant’s Bylaws include a provision that the indemnification provisions contained in the Bylaws are deemed to be a contract between the Registrant and each of its current and future directors and officers providing these individuals with a contractual right to indemnification and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Bylaws further authorize the Registrant to purchase and maintain insurance on behalf of the Registrant’s officers and directors and the Registrant has obtained insurance to cover such individuals for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.     Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of January 22, 2021, by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, upon signing a joinder agreement, the shareholders of London HoldCo, Inc., and Donn Lux, as Sellers’ Representative (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed January 25, 2021 (File number 000-17196)).

2.2	Joinder to the Agreement and Plan of Merger dated as of January 22, 2021 by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, Donn Lux, as Sellers’ Representative, and the shareholders of London Holdco, Inc. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed January 25, 2021 (File number 000-17196)).

3.1.1	Amended Articles of Incorporation of MGP Ingredients, Inc. (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed January 5, 2012 (File number 000-17196)).

3.1.2	Certificate of Amendment to Articles of Incorporation of MGP Ingredients, Inc., dated May 22, 2014 (Incorporated by reference to Exhibit A of the Company's Proxy Statement on Schedule 14A filed April 21, 2014 (File number 000-17196)).

3.2	Amended and Restated Bylaws of MGP Ingredients, Inc. dated December 11, 2025 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 16, 2025 (File number 000-17196)).

4.1	Registration Rights Agreement, dated as of April 1, 2021, by and among MGP Ingredients, Inc. and certain shareholders of MGP Ingredients, Inc. (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on April 1, 2021 (File number 000-17196)).

4.2	Shareholders Agreement, dated as of April 1, 2021, by and among MGP Ingredients, Inc. and certain shareholders of MGP Ingredients, Inc. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 1, 2021 (File number 000-17196)).

5.1	Opinion of Stinson LLP (Incorporated by reference to Exhibit 5.1 of the Company’s Form S-3ASR (File No. 333-285245) filed on February 26, 2025).

23.1	Consent of Stinson LLP (included in Exhibit 5.1).

23.2**	Consent of KPMG LLP.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107**	Filing Fee Table.

* To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

** Filed herewith.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Registrant or the other parties to the agreements.

The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Registrant may be found elsewhere in this registration statement and MGP’s other public filings, which are available without charge through the SEC’s website at https://www.sec.gov.

Item 17.     Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, MGP Ingredients, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 24, 2026.

MGP INGREDIENTS, INC.

By:	/s/ Julie Francis
Julie Francis, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of MGP Ingredients, Inc., hereby severally constitute and appoint Brandon M. Gall and Kathleen S. Molamphy, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Julie Francis
Julie Francis	President and Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2026

/s/ Brandon M. Gall
Brandon M. Gall	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 24, 2026

/s/ Thomas A. Gerke
Thomas A. Gerke	Director	February 24, 2026

/s/ Gerardo I. Lopez
Gerardo I. Lopez	Director	February 24, 2026

/s/ Jennifer Lowry
Jennifer Lowry	Director	February 24, 2026

/s/ Donn Lux
Donn Lux	Director	February 24, 2026

/s/ Lori L.S. Mingus
Lori L.S. Mingus	Director	February 24, 2026

/s/ Kevin S. Rauckman
Kevin S. Rauckman	Director	February 24, 2026

/s/ Martin Roper
Martin Roper	Director	February 24, 2026

/s/ Todd B. Siwak
Todd B. Siwak	Director	February 24, 2026